POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-28381,

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-9541, AND


POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NOS. 33-4694, 2-95523 AND 2-83903


      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 1994


                                                       REGISTRATION NO. 33-51837

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                         AND POST-EFFECTIVE AMENDMENTS
                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                              LEHMAN BROTHERS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                         13-2518466
         (STATE OR OTHER JURISDICTION OF
          INCORPORATION OR ORGANIZATION)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)


                            3 WORLD FINANCIAL CENTER

                            NEW YORK, NEW YORK 10285
                                 (212) 526-7000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               DAVID MARCUS, ESQ.
                                GENERAL COUNSEL
                              LEHMAN BROTHERS INC.

                            3 WORLD FINANCIAL CENTER

                            NEW YORK, NEW YORK 10285

                                 (212) 526-7000


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

              MAXINE L. GERSON, ESQ.                           RAYMOND W. WAGNER, ESQ.
               LEHMAN BROTHERS INC.                           SIMPSON THACHER & BARTLETT
               2 WORLD TRADE CENTER                              425 LEXINGTON AVENUE
                    15TH FLOOR                                 NEW YORK, NEW YORK 10017
             NEW YORK, NEW YORK 10048

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------
                                                                             PROPOSED
                                                             PROPOSED        MAXIMUM
TITLE OF EACH CLASS                           AMOUNT         MAXIMUM        AGGREGATE       AMOUNT OF
OF SECURITIES TO BE                           TO BE         PRICE PER        OFFERING      REGISTRATION
REGISTERED                               REGISTERED(A)(B)       UNIT         PRICE(C)          FEE
- ---------------------------------------------------------------------------------------------------------
Senior Subordinated Debt Securities......  $1,000,000,000       100%      $1,000,000,000   $344,830(d)
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------



(a) Includes the amount, if any, that may be acquired and sold by affiliates of the Registrant in connection with certain market making activities of such affiliates.


(b) Or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in aggregate gross proceeds of U.S. $1,000,000,000 to the Registrant.


(c) Estimated solely for the purpose of calculating the registration fee.



(d) The Registration Fee that relates to $800,000,000 of the debt securities ($275,862) previously has been paid.


    Pursuant to Rule 429 under the Securities Act of 1933, the first Prospectus herein is a combined prospectus and also relates to Registration Statement No. 33-28381 previously filed with the Commission on Form S-3 and declared effective June 9, 1989. Pursuant to Rule 429 under the Securities Act of 1933, the second prospectus herein is a combined prospectus and also relates to Registration Statement Nos. 33-9541, 33-4694, 2-95523, 2-83903, all previously filed on Form S-3 and declared effective on October 24, 1986, April 17, 1986, February 28, 1985, June 13, 1983, respectively, and Registration Statement No. 33-28381. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-28381, Post Effective Amendment No. 2 to Registration Statement No. 33-9541 and Post Effective Amendment No. 3 to Registration Statement Nos. 33-4694, 2-95523 and 2-83903.

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MAY 17, 1994


                              LEHMAN BROTHERS INC.

                      SENIOR SUBORDINATED DEBT SECURITIES

                            ------------------------


     Lehman Brothers Inc. (the "Company") from time to time may issue in one or more series its senior subordinated debt securities (the "Securities") from which the Company will receive up to an aggregate of $1,025,000,000 of proceeds. The Securities of each series will be offered on terms determined at the time of sale. The Securities will be unsecured and will rank equally with all other senior subordinated indebtedness of the Company. The specific designation, aggregate principal amount, rate (or method of calculation) and time of payment of any interest, authorized denominations, maturity, offering price, any redemption terms or other specific terms of the series of Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"). The Securities are subordinated to all Senior Indebtedness as defined in the Indenture (as hereinafter defined). There is no limitation on the amount of Senior Indebtedness which may be incurred by the Company.


                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
     HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
       UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     The Company may sell Securities through, or through underwriting syndicates managed by, Lehman Brothers Inc. alone or with one or more other underwriters. The specific managing underwriter or underwriters with respect to the offer and sale of the Securities are set forth on the cover of the Prospectus Supplement relating to such Securities and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement.


May   , 1994

                            ------------------------

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. In addition, reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.


     The Company has filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this
Prospectus:


          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.



          (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994.



          (3) The Company's Current Reports on Form 8-K dated February 24, 1994 and May 3, 1994.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any such amendment or supplement.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates. Requests for such copies should be directed to Mary J. Capko, Controller's Office, Lehman Brothers Inc., 388 Greenwich Street, 10th Floor, New York, New York 10013 (telephone (212) 464-7622).

                                  THE COMPANY


     The Company is one of the leading global investment banks serving institutional, corporate, government and high-net-worth individual clients and customers. The Company's worldwide headquarters in New York are complemented by offices in 19 additional locations in the United States, 11 in Europe and the Middle East, four in Latin America and three in the Asia Pacific region. The Company also operates a commodities trading and sales operation in London. Affiliates of the Company provide investment banking and capital markets services in Europe and Asia.



     The Company's business includes capital raising for clients through securities underwriting and direct placements; corporate finance and strategic advisory services; merchant banking; securities sales and trading; asset management; research; and the trading of foreign exchange, derivative products and certain commodities. The Company acts as a market maker in all major fixed income and equity products in both the domestic and certain international markets. The Company is a member of all principal securities and commodities exchanges in the United States and the National Association of Securities Dealers, Inc. ("NASD"). Affiliates of the Company hold memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt and Milan stock exchanges.



     The Company was incorporated in Delaware in 1965. The Company is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). American Express Company owns 100 percent of Holdings' issued and outstanding common stock, which represents approximately 93 percent of Holdings' issued and outstanding voting stock. The remainder of Holdings' issued and outstanding voting stock is owned by Nippon Life Insurance Company. The Company's executive offices are located at 3 World Financial Center, New York, New York 10285 (telephone (212) 526-7000). Unless the context otherwise indicates, the term "Company" as used in this Prospectus includes Lehman Brothers Inc. and its subsidiaries.


                                USE OF PROCEEDS

     Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the Company intends to apply the net proceeds from the sale of the Securities to its general funds to be used for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES


     The following table sets forth the ratio of earnings to fixed charges of the Company for each of the five years in the period ended December 31, 1993 and the three months ended March 31, 1994:



                                                 THREE MONTHS
                                                     ENDED
         YEAR ENDED DECEMBER 31,                   MARCH 31,
- -----------------------------------------        ------------
1989     1990     1991     1992     1993             1994
- ----     ----     ----     ----     ----             ----
 1.02      *      1.05     1.05       *              1.04



* Earnings were inadequate to cover fixed charges and would have had to increase approximately $569 million and $214 million in order to cover the deficiencies for the periods ended December 31, 1990 and December 31, 1993, respectively.


     In computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

                           DESCRIPTION OF SECURITIES

     The following description sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms of the Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may or may not apply to the Securities so offered will be described in the Prospectus Supplement relating to such Securities.


     Up to $1,025,000,000 of Securities are to be issued under an indenture, dated as of June 14, 1989 (the "Original Indenture"), as amended and supplemented (the Original Indenture, as amended and supplemented, the "Indenture") between the Company and Continental Bank, National Association, as trustee (the "Trustee"), the form of such Original Indenture is incorporated by reference as an exhibit to the Registration Statement and copies of the supplements thereto are filed as exhibits to the Registration Statement. This prospectus contains descriptions of all material provisions of the Indenture. The summaries of such provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.



     General. The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued thereunder from time to time in one or more series. The Securities will be unsecured obligations of the Company and will rank equally with all indebtedness of the Company designated as Senior Subordinated Indebtedness. At March 31, 1994, approximately $2.2 billion of Senior Subordinated Indebtedness (on an unconsolidated basis) was outstanding.


     Reference is made to the Prospectus Supplement relating to the particular series of Securities offered thereby (the "Offered Debt Securities") for the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, and the date from which such interest will accrue; (5) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) any mandatory or optional sinking fund or obligation to purchase or analogous provisions; (7) if applicable, the date after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other detailed terms and provisions of such optional or mandatory redemption; (8) any additional restrictive covenants included for the benefit of the Holders of the Offered Debt Securities; (9) any additional Events of Acceleration or Events of Default provided with respect to the Offered Debt Securities; and (10) any other terms of the Offered Debt Securities. (Section
301)

     The Indenture provides the Company with the ability, in addition to the ability to issue Securities with terms different from those of Securities previously issued, to "reopen" a previous issue of Securities and issue additional Securities of such series. (Section 301)

     Unless otherwise indicated in the Prospectus Supplement relating thereto, principal of and premium, if any, and interest, if any, on the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the office of the Trustee at the address designated in the Prospectus Supplement, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 305, 307 and 308)

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. (Section
302) No service charge will be made for any transfer or exchange of such Offered Debt

Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

     Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable following an Event of Acceleration or an Event of Default. (Section 101) If the Offered Debt Securities are Original Issue Discount Securities or are treated as issued with original issue discount for federal income tax purposes, special federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

     Restrictions on Payment. The Company's obligation to pay the Offered Debt Securities at maturity shall be suspended if, after giving effect to such payment, the Company's net capital would be reduced below its Applicable Minimum Capital or its adjusted net capital. The Company's Applicable Minimum Capital and adjusted net capital are the minimum amounts of capital to be maintained by the Company as required by the rules and regulations of various domestic exchanges, boards of trade and governmental agencies to which it is subject in order to permit payment of subordinated debt capital. If such obligation is suspended for more than six months, the Company will be required to liquidate its business. If any principal payment is made on the Offered Debt Securities at a time when the Company's net capital is below its Applicable Minimum Capital, the Holders of the Offered Debt Securities are required to repay to the Company, its successors or assigns, the sum so paid; provided, however, that any suit for such recovery must be commenced within two years of the date of such payment. (Sections 702(b) and 1203)

     The Company may not make any optional redemptions of the Offered Debt Securities without the consent of various domestic exchanges and boards of trade or if the Company's net capital will be reduced below certain minimum requirements. If any principal payment is made on the Offered Debt Securities notwithstanding the foregoing, the Holders of the Offered Debt Securities are required to repay to the Company, its successors or assigns, the sum so paid; provided, however, that any suit for such recovery must be commenced within two years of the date of such payment. (Section 1203)


     Redemption. Unless otherwise indicated in the Prospectus Supplement relating thereto, if the Offered Debt Securities should cease to constitute "net capital" for purposes of the Net Capital Rule (as hereinafter defined), then the Company at any time may redeem for cash such Securities in whole or in part at their principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) plus accrued interest, if any. (Section 1202)


     Subordination. The payment of the principal of, premium, if any, and interest, if any, on the Offered Debt Securities is expressly subordinated, to the extent and in the manner set forth in the Indenture, in right of payment to the prior payment of all Senior Indebtedness. "Senior Indebtedness" includes all Indebtedness (as defined below) of the Company, to the extent unsecured, arising out of any matter or event occurring prior to the date on which any payment on or in respect of any Offered Debt Securities matures and becomes due and payable, which has not in whole or in part been subordinated in right of payment to any other Indebtedness of the Company. "Indebtedness" means all obligations which would be treated as liabilities in accordance with generally accepted accounting principles. By reason of such subordination, upon the maturity of any Senior Indebtedness, full payment in accordance with the terms thereof must be made or provided for before any payment of principal or interest, if any, or premium, if any, is made upon the Offered Debt Securities and, in the event of bankruptcy, assignment for benefit of creditors, liquidation, reorganization or other marshalling of assets and liabilities of the Company, payment of the principal and interest, if any, and/or premium, if any, on the Offered Debt Securities will be subordinated to the prior payment in full of all Senior Indebtedness, and nothing shall be paid to the Holders of the Offered Debt Securities unless all amounts due to the holders of Senior Indebtedness have been paid or provided for. (Sections 401 and 402)


     There is no limitation in the Indenture on the amount of Senior Indebtedness or other Indebtedness that may exist. At March 31, 1994, Senior Indebtedness (on an unconsolidated basis) was approximately $15 billion and total assets of the Company (on an unconsolidated basis) were approximately $20 billion.

     Junior Indebtedness. The Offered Debt Securities will be senior in right of payment to certain Indebtedness of the Company designated as subordinated debt in the respective instrument or plan document pursuant to which such Indebtedness was issued or incurred. (Section 411 of the Indenture) At March 31, 1994, approximately $202 million of such subordinated debt (on an unconsolidated basis) was outstanding.


     Financial Covenants. The Company may pay dividends on its common stock (with the exception of dividends paid in common stock) only to the extent that the aggregate of such dividends paid subsequent to June 30, 1978 does not exceed the sum of (i) $5,000,000, (ii) the aggregate Consolidated Net Income earned since that date, (iii) the net proceeds of the sale since that date of common stock of the Company and (iv) the net proceeds of indebtedness sold since that date which was thereafter converted into common stock of the Company. (Section
505)

     Events of Default and Acceleration and Notice Thereof. The Holders of a majority in aggregate principal amount of the Outstanding Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Securities of such series. The Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of a series may, if an Event of Acceleration as defined in the Indenture occurs with respect to Securities of that series, declare, by notice in writing, the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series and the interest accrued thereon to be due and payable on the last business day of the sixth calendar month following such notice (but not earlier than the first anniversary of the date of issuance of such Securities in any event) and, if such Event of Acceleration is not cured by the Company prior to such last business day, the Outstanding Securities of that series will be due and payable on that date. In case an Event of Default with respect to Securities of any series shall occur, the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series will become immediately due and payable. Subject to provisions requiring the exercise of the degree of care a prudent man would show in the conduct of his own affairs, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders of Securities unless they shall have offered to the Trustee reasonable security or indemnity. Except as specifically provided in the Indenture, nothing therein relieves the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct. (Sections 702(a), 703, 714, 801 and 803(e))

     The following events constitute Events of Acceleration as defined in the Indenture with respect to any series of Securities: failure for 30 days to pay interest upon any Security of that series when due; failure to pay principal or premium, if any, on any Security of that series when due; failure for 60 days after notice to perform a certain covenant in the Indenture; and, subject to certain conditions, acceleration of the maturity of Indebtedness of the Company constituting net capital aggregating more than $10,000,000 upon default thereon. Events of Default include: bankruptcy, liquidation and similar proceedings and the failure for 15 consecutive days to maintain the minimum amount of net capital under the Net Capital Rule necessary to permit the Company to carry on its business as a broker-dealer. (Section 701)

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of an event described in the preceding paragraph (without regard to any period of grace as therein specified or any requirement for the giving of notice) or the failure of the Company to duly observe or perform any provision of the Indenture with respect to Securities of any series, give to the Holders of the Outstanding Securities of that series notice of all uncured defaults known to it with respect to Securities of that series (including both Events of Default and Events of Acceleration); provided that, except in the case of default in the payment of principal or interest, if any, on any of the Securities of that series or the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the Outstanding Securities of that series. (Section 802)

     The Company must deliver to the Trustee annually an officers' certificate stating whether or not the signers thereof have obtained knowledge of any existing default by the Company in the performance or fulfillment of the covenants, agreements and obligations contained in the Indenture with respect to any series of Securities and, if so, specifying each such default and the nature thereof. (Section 506)

     Modification of the Indenture. Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby: (a) change the stated maturity date of the principal of, or any installment of principal of or interest, if any, on, any Security; (b) reduce the principal amount of, or the premium (if any) or interest, if any, on, any Security; (c) adversely affect any right of repayment at the option of the Holder of any Security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation; (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (e) change the place or currency of payment of principal of, or premium (if any) or interest, if any, on, any Security; (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or (g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 1102)

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Indenture. (Section
507) The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of, or the premium (if any) or interest, if any, on, any Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected. (Section 715)

     Satisfaction and Discharge. The Indenture may be fully satisfied and discharged not earlier than two years after payment of all Outstanding Securities shall have been made or duly provided for. (Section 601)

     Certain Information Relating to the Trustee. The Company and its affiliates maintain bank accounts, borrow money and have other customary banking relationships with the Trustee.

                             UNITED STATES TAXATION

     Certain Tax Consequences for United States Holders. The following summary describes certain United States federal income tax consequences of the ownership of Securities as of the date hereof. Except where noted, it deals only with Securities held as capital assets by United States Holders and does not deal with special situations, such as those of dealers in securities, financial institutions, life insurance companies or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. For a discussion of certain United States federal income tax consequences of the ownership of Securities to Non-United States Holders see "Certain Tax Consequences for Non-United States Holders" below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.


     UNITED STATES HOLDERS. As used herein, a "United States Holder" of a Security means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin

Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. The term "Non-United States Holder" means any Holder which is not a United States Holder.


     PAYMENTS OF INTEREST. Except as set forth below, interest on a Security will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.


     ORIGINAL ISSUE DISCOUNT. The following is a summary of the principal United States federal income tax consequences of the ownership of Securities issued with original issue discount ("Original Issue Discount Notes") by United States Holders. This summary is based upon regulations issued by the Treasury Department which became effective on April 4, 1994 (the "OID Regulations"). The following discussion addresses only Securities providing for fixed payments and Securities that bear qualified stated interest, as defined below.



     A Security with an "issue price" that is less than its stated redemption price at maturity (the sum of all payments to be made on the Security other than "qualified stated interest," as defined below) will be issued with original issue discount ("OID") if such difference is at least 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Security will be an Original Issue Discount Note.



     Under the OID Regulations, the "issue price" of each Security in a particular offering will be the first price at which a substantial amount of that particular offering is sold. "Qualified stated interest" with respect to a Security is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate ("Fixed Rate Security"). Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Securities other than Fixed Rate Securities will also be treated as bearing qualified stated interest if they qualify as "variable rate debt instruments."



     A Security will be treated as a "variable rate debt instrument" for purposes of the OID regulations if the Security is issued for an amount that does not exceed the total of principal payments unconditionally payable by more than an amount equal to the lesser of (i) 0.015 multiplied by the product of the total principal unconditionally payable and the number of complete years to maturity from the issue date; or (ii) 15 percent of the total principal payments unconditionally payable. In addition, to be a variable rate debt instrument, the Security must bear stated interest at (i) one or more qualified floating rates,
(ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." In general, a qualified floating rate is a rate the variations in the value of which can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Security is denominated. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on one or more of: (i) qualified floating rates, (ii) rates that would be qualified floating rates for a debt obligation denominated in a different currency or (iii) the yield or change in the price of one or more items of actively traded personal property, other than the stock or debt of the issuer or a related party. A "qualified inverse floating rate" is a rate that is equal to a fixed rate minus a qualified floating rate and the variations in which can reasonably be expected to inversley reflect contemporaneous variations in the cost of newly borrowed funds, disregarding certain restrictions on such rate such as caps, floors or governors. Unless a Prospectus Supplement so indicates, Securities will be issued with qualified stated interest.



     In the case of a Security issued with de minimis OID (i.e., discount that is not OID because it is less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), the United States Holder generally must include such de minimis OID in income as stated principal payments on the Security are made, including the de minimis OID in proportion to the amount of principal paid. Any amount of de minimis OID that has not been included in income prior to sale, exchange or retirement of a Security shall be treated as capital gain.

     The OID Regulations provide that Securities that may be redeemed prior to their Stated Maturity shall be treated from the time of issuance as having a maturity date for federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity in the case of a redemption at the issuer's option or a higher yield to maturity in the case of a redemption at the holder's option. Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Security will be deemed to have a maturity date for federal income tax purposes prior to its Stated Maturity.



     United States Holders of Original Issue Discount Notes with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by the initial United States Holder of an Original Issue Discount Note is the sum of the "daily portions" of OID with respect to the Security for each day during the taxable year or portion of the taxable year in which such United States Holder held such Security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Original Issue Discount Note may be of any length and may vary in length over the term of the Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. In general, the computation of OID is simplest if accrual periods correspond to the intervals between payment dates provided by the terms of the Security. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Security's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the qualified stated interest allocable to the accrual period. In determining OID allocable to an accrual period, if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. If all accrual periods are of equal length, except for either an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method. The "adjusted issue price" of a Security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any prior payments, or any payments made on the first day of the accrual period, with respect to such Security that were not qualified stated interest. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to provide information returns stating the amount of OID accrued on Securities held of record by persons other than corporations and other exempt holders.



     In the case of certain variable rate debt instruments that are issued with OID and that bear interest at a single qualified floating rate or a qualified inverse floating rate, the accrual of OID is to be determined by assuming that the rate is fixed upon issuance at the initial value of the interest rate. In the case of certain variable rate debt instruments that are issued with OID and that bear an objective interest rate (other than a qualified inverse floating rate), the accrual of OID is calculated by assuming that the Security bears interest at a fixed rate that reflects the yield that is reasonably expected for the Security. The method for determining OID on Securities that do not bear interest at a qualified floating rate, at a qualified inverse floating rate or at an objective rate will be provided in the applicable Prospectus Supplement for such Security. United States Holders may elect to treat all interest on any Security as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a United States Holder makes this election for a Security with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions, described below, and the electing United States Holder will be required to amortize bond premium or include market discount in income currently for all of the holder's other debt instruments with market discount or amortizable bond premium. The election is to be made for the taxable year in which the United States Holder acquired the Security, and may not be revoked without the consent of the Internal Revenue Services ("IRS"). UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS ABOUT THIS ELECTION.


     In the case of Original Issue Discount Notes having a term of one year or less ("Short-Term Original Issue Discount Notes"), under the OID Regulations all payments (including all stated interest) will be included in the stated redemption price at maturity and, thus, United States Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-Term Original Issue Discount Note, unless the United States Holder elects to compute this discount using tax basis instead of issue price. In general, an individual and certain other cash method United States Holders of a Short-Term Original Issue Discount Note are not required to include accrued discount in their income currently unless they elect to do so. United States Holders who report income for federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on such Short-Term Original Issue Discount Notes (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder who is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Original Issue Discount Note will be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, such United States Holder who does not elect to include currently accrued discount in income may be required to defer deductions for a portion of the United States Holder's interest expense with respect to any indebtedness incurred or continued to purchase or carry such Securities.



     MARKET DISCOUNT. If a United States Holder purchases a Security (other than an Original Issue Discount Note) for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Note, its adjusted issue price, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Security as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Security at the time of such payment or disposition. In addition, a United States Holder may be required to defer, until the maturity of the Security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Security.


     Any market discount will be considered to accrue ratably during the period of acquisition to the maturity date of the Security, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a Security may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.


     ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM. A United States Holder who purchases a Security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Security after the purchase date other than payments of qualified stated interest will be considered to have purchased such Security at an "acquisition premium". Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such Security for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.


     A United States Holder who purchases a Security for an amount in excess of the sum of all amounts payable on the Security after the purchase date other than qualified stated interest will be considered to have purchased the Security at a "premium" and will not be required to include any OID in income. A United

States Holder generally may elect to amortize the premium over the remaining term of the Security on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Security. Bond premium on a Security held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Security. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.


     SALE, EXCHANGE AND RETIREMENT OF SECURITIES. A United States Holder's tax basis in a Security will, in general, be the United States Holder's cost therefor, increased by OID or market discount, or any discount with respect to a Short-Term Original Issue Discount Note, previously included in income by the United States Holder and reduced by an amortized premium and any cash payments on the Security other than qualified stated interest. Upon the sale, exchange or retirement of a Security (which might arise in the event of a satisfaction and discharge), a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the adjusted tax basis of the Security. Except as described above with respect to certain Short-Term Original Issue Discount Notes, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Security has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.


     BACKUP WITHHOLDING AND INFORMATION REPORTING. In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Securities and to proceeds of sale of a Security made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     Certain Tax Consequences for Non-United States Holders. Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any Paying Agent of principal or interest (which for purposes of this discussion includes OID) on a Security owned by a Non-United States Holder, provided, in the case of interest, (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership and (iii) the beneficial owner satisfies the statement requirement (described generally below) set forth in Section 871(h) and
     Section 881(c) of the Code and the regulations thereunder;

          (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of a Security; and

          (c) a Security beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal income tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such Security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     To qualify for the exemption from withholding tax in (a)(iii) above, the beneficial owner of a Security, or a financial institution holding the Security on behalf of such owner, must provide, in accordance with specified procedures, a Paying Agent of the Company with a statement to the effect that the beneficial owner is not a United States person. Pursuant to current temporary Treasury Regulations, these requirements will be met if

(1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an IRS Form W-8, or any successor form) or (2) a financial institution holding the Security on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a Paying Agent with a copy thereof.


     Payments to Non-United States Holders not meeting the requirements of paragraph (a) above and thus subject to withholding of United States federal income tax may nevertheless be exempt from such withholding if the beneficial owner of the Security provides a Paying Agent of the Company with a properly executed (1) IRS Form 1001 (or any successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or any successor form) stating that interest paid on the Security is not subject to withholding tax because it is effectively connected with the owner's conduct of a trade or business in the United States.


     No information reporting or backup withholding will be required with respect to payments made by the Company or any Paying Agent to Non-United States Holders if a statement described in (a)(iii) above has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.


     In addition, backup withholding and information reporting will not apply if payments of principal, interest, original issue discount or premium on a Security are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Security, or if a foreign office of a broker (as defined in applicable Treasury Regulations) pays the proceeds of the sale of a Security to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Temporary Treasury Regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of principal, interest or the proceeds of a sale that are not subject to backup withholding under the current regulations. Under proposed Treasury Regulations not currently in effect, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person.


     Payments of principal, interest, OID or premium on a Security paid to the beneficial owner of a Security by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Security, will be subject to both backup withholding and information reporting unless the beneficial owner provides a statement described in (a)(iii) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.


     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

                              CAPITAL REQUIREMENTS

     As registered broker-dealers, the Company and certain of its subsidiaries (the "Regulated Subsidiaries"), are subject to the SEC's net capital rule (Rule 15c3-1, the "Net Capital Rule"), promulgated under the Exchange Act. The NYSE monitors the application of the Net Capital Rule by the Company. The NYSE and the NASD, as the case may be, monitor the application of the Net Capital Rule by the Regulated Subsidiaries. The Company and the Regulated Subsidiaries compute net capital under the alternative method of the Net Capital Rule which requires the maintenance of minimum net capital, as defined. A broker-dealer may be required to reduce its business if its net capital is less than 4% of aggregate debit balances and may also be prohibited from expanding its business or paying cash dividends, if resulting net capital would be less than 5% of aggregate debit balances. In addition, the Net Capital Rule does not allow withdrawal of subordinated capital if net capital would be less than 5% of such debit balances.

     The Net Capital Rule also limits the ability of broker-dealers to transfer large amounts of capital to parent companies and other affiliates. Under the Net Capital Rule equity capital can not be withdrawn from a broker-dealer without the prior approval of the SEC when net capital after the withdrawal would be less than 25% of its securities positions haircuts (which are deductions from capital of certain specified percentages of the market value of securities to reflect the possibility of a market decline prior to disposition). In addition, the Net Capital Rule requires broker-dealers to notify the SEC and the appropriate self-regulatory organization two business days before a withdrawal of excess net capital if the withdrawal would exceed the greater of $500,000 or 30% of the broker-dealer's excess net capital, and two business days after a withdrawal that exceeds the greater of $500,000 or 20% of excess net capital. Finally, the Net Capital Rule authorizes the SEC to order a freeze on the transfer of capital if a broker-dealer plans a withdrawal of more than 30% of its excess net capital and the SEC believes that such a withdrawal would be detrimental to the financial integrity of the firm or would jeopardize the broker-dealer's ability to pay its customers.

     Compliance with the Net Capital Rule could limit those operations of the Company and its Regulated Subsidiaries that require the intensive use of capital, such as underwriting and trading activities and the financing of customer account balances.

     The Company is subject to other domestic and international regulatory requirements with which it is required to comply.

                   OUTSTANDING SUBORDINATED DEBT INSTRUMENTS

     The Company has issued various subordinated debt instruments in a form, and to persons, approved by the NYSE in accordance with the provisions of NYSE Rule
325. When issued, the Securities shall constitute such subordinated debt. The Company is permitted to treat such subordinated debt as capital for the purposes of the Net Capital Rule and NYSE Rule 325. The instruments evidencing such subordinated debt provide that they shall be subordinated and junior in right of payment to the prior payment in full, or provision for such payment, of all obligations to all other present and future creditors of the Company (except for other subordinated debt similarly subordinated).

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities through, or through underwriting syndicates managed by, Lehman Brothers Inc. ("Lehman Brothers") alone or with one or more other underwriters. The specific managing underwriter or underwriters with respect to the offer and sale of Securities are set forth on the cover of the Prospectus Supplement relating to such Securities and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. Only the underwriters so named in the Prospectus Supplement are underwriters in connection with the Securities offered thereby. The Prospectus Supplement also describes the discounts and commissions to be allowed or paid to the underwriters, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the Securities will be listed.

     The Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. To the extent, if any, that Securities to be purchased by Lehman Brothers, as underwriter, are not sold by it at the public offering price set forth in the Prospectus Supplement, the Company, as issuer of such Securities, will not receive the full amount of net proceeds of such Securities set forth on the cover of the Prospectus Supplement.

     If so indicated in the Prospectus Supplement, the Company will authorize the underwriters to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

     The underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof. The underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.


     Each underwriter or agent will represent and agree that (i) it has not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988.



     The underwriting arrangements for this offering will comply with the requirements of Schedule E of the By-laws of the NASD regarding an NASD member firm underwriting its own securities. Pursuant to Section 5 of Schedule E to the By-Laws of the NASD, the net proceeds to be received by the Company from the sale of the Securities shall be placed in a duly established escrow account and shall not be released therefrom or used by the Company in any manner until the Company has filed with the NASD a computation of net capital in the manner required by and meeting the requirements of Section 5 of Schedule E.


                                 ERISA MATTERS

     The Company may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. ANY EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

                                 LEGAL OPINIONS

     Unless otherwise indicated in an applicable Prospectus Supplement relating to Offered Debt Securities, the validity of the Securities offered hereby will be passed upon for the Company by David Marcus, General Counsel of the Company, and for any underwriter by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017. Simpson Thacher & Bartlett acts as counsel in various matters for Holdings, the Company and certain of their subsidiaries.

                            INDEPENDENT ACCOUNTANTS


     The consolidated financial statements and schedules of the Company for the years ended December 31, 1993, December 31, 1992 and December 31, 1991, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

- ----------------------------------------------------------
- ----------------------------------------------------------

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any agent or underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.
                          ---------------------------

                               TABLE OF CONTENTS


                                            PAGE
                                            ----
                   PROSPECTUS
Available Information....................     2
Incorporation of Certain Documents by
  Reference..............................     2
The Company..............................     3
Use of Proceeds..........................     3
Ratio of Earnings to Fixed Charges.......     3
Description of Securities................     4
United States Taxation...................     7
Capital Requirements.....................    12
Outstanding Subordinated Debt
  Instruments............................    13
Plan of Distribution.....................    13
ERISA Matters............................    14
Legal Opinions...........................    14
Independent Accountants..................    15


                          ---------------------------
- ----------------------------------------------------------
- ----------------------------------------------------------

- ----------------------------------------------------------
- ----------------------------------------------------------

                              LEHMAN BROTHERS INC.

                              SENIOR SUBORDINATED

                                DEBT SECURITIES

                          ---------------------------

                                   PROSPECTUS

                                  May   , 1994

                          ---------------------------
                                LEHMAN BROTHERS

- ----------------------------------------------------------
- ----------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
     NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY
     NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MAY 17, 1994


                              LEHMAN BROTHERS INC.

                      SENIOR SUBORDINATED DEBT SECURITIES
                            ------------------------

     Lehman Brothers Inc. (the "Company") has issued its senior subordinated debt securities (the "Senior Subordinated Securities") pursuant to an indenture dated as of October 1, 1984, between the Company and Marine Midland Bank, N.A. The following Senior Subordinated Securities have been issued by the Company:

          $150,000,000 aggregate principal amount of 12 1/2% Senior Subordinated Notes Due 1994;

          $100,000,000 aggregate principal amount of 11 5/8% Senior Subordinated Debentures Due 2005;

          $ 96,232,500 aggregate principal amount of 10 3/4% Senior Subordinated Notes Due 1996;

          $200,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes Due 2000; and

          $200,000,000 aggregate principal amount of 10% Senior Subordinated Notes Due 1999.

     The Company has also issued its senior subordinated debt securities (the "Debt Securities") pursuant to an indenture dated as of June 14, 1989, as amended and supplemented through December 23, 1993, (the "Continental Indenture"), between the Company and Continental Bank, National Association (the "Continental Trustee"). The following Debt Securities have been issued by the
Company:

          $200,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes Due 1997;

          $ 75,000,000 aggregate principal amount of 6% Senior Subordinated Notes Due 1994;

          $ 50,000,000 aggregate principal amount of Floating Rate Senior Subordinated Notes Due 1994;

          $150,000,000 aggregate principal amount of Floating Rate Senior Subordinated Notes Due 1996;

          $200,000,000 aggregate principal amount of 5 3/4% Senior Subordinated Notes Due 1998; and

          $200,000,000 aggregate principal amount of Step-Up Senior Subordinated Notes Due 2003.


     The Company from time to time may issue, in one or more series, up to an additional $1,025,000,000 aggregate principal amount of its senior subordinated debt securities (the "New Debt Securities," and collectively with the Senior Subordinated Securities and the Debt Securities, the "Securities") pursuant to the Continental Indenture, as amended and supplemented by the Ninth Supplemental
Indenture, dated as of May   , 1994, between the Company and the Continental
Trustee and any subsequent supplemental indentures, (the Continental Indenture, as amended and supplemented by the Ninth Supplemental Indenture and any subsequent supplemental indentures, the "Amended Continental Indenture").


     The Securities are or will be subordinated to all Senior Indebtedness (as defined in the applicable indenture) of the Company. There is no limitation on the amount of Senior Indebtedness which may be incurred by the Company.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
     This Prospectus has been prepared in connection with the Securities and is to be used by Lehman Special Securities Inc. and Lehman Brothers International (Europe), affiliates of the Company, in connection with offers and sales related to market-making transactions in the Securities at negotiated prices related to prevailing market prices at the time of sale. Lehman Special Securities Inc. and Lehman Brothers International (Europe) may act as principal or agent in such transactions.


May   , 1994

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. In addition, reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

     The Company has filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

                               ------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this
Prospectus:


     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.



     (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994.



     (3) The Company's Current Reports on Form 8-K dated February 24, 1994 and May 3, 1994.



     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any such amendment or supplement.


     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates. Requests for such copies should be directed to Mary J. Capko, Controller's Office, Lehman Brothers Inc., 388 Greenwich Street, 10th floor, New York, New York 10013 (telephone (212) 464-
7622).

                                  THE COMPANY


     The Company is one of the leading global investment banks serving institutional, corporate, government and high-net-worth individual clients and customers. The Company's worldwide headquarters in New York are complemented by offices in 19 additional locations in the United States, 11 in Europe and the Middle East, four in Latin America and three in the Asia Pacific region. Lehman Brothers also operates a commodities trading and sales operation in London. Affiliates of the Company provide investment banking and capital markets services in Europe and Asia.



     The Company's business includes capital raising for clients through securities underwriting and direct placements; corporate finance and strategic advisory services; merchant banking; securities sales and trading; asset management; research; and the trading of foreign exchange, derivative products and certain commodities. The Company acts as market maker in all major equity and fixed income products in both the domestic and certain international markets. The Company is a member of all principal securities and commodities exchanges in the United States and the National Association of Securities Dealers, Inc. ("NASD"). Affiliates of the Company hold memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt and Milan stock exchanges.



     The Company was incorporated in Delaware in 1965. The Company is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). American Express Company owns 100 percent of Holdings' issued and outstanding common stock, which represents approximately 93 percent of Holdings' issued and outstanding voting stock. The remainder of Holdings' issued and outstanding voting stock is owned by Nippon Life Insurance Company. The Company's executive offices are located at 3 World Financial Center, New York, New York 10285 (telephone (212) 526-7000). Unless the context otherwise indicates, the term "Company" as used in this Prospectus includes Lehman Brothers Inc. and its subsidiaries.


                       RATIO OF EARNINGS TO FIXED CHARGES


     The following table sets forth the ratio of earnings to fixed charges of the Company for each of the five years in the period ended December 31, 1993 and the three months ended March 31, 1994:



                                                                     THREE MONTHS ENDED
                    YEAR ENDED DECEMBER 31,                               MARCH 31,
- ----------------------------------------------------------------     -------------------
1989           1990           1991           1992           1993            1994
- ----           ----           ----           ----           ----            ----
1.02            *             1.05           1.05             *              1.04



* Earnings were inadequate to cover fixed charges and would have had to increase approximately $569 million and $214 million in order to cover the deficiencies for the periods ended December 31, 1990 and December 31, 1993, respectively.


     In computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

                         DESCRIPTION OF THE SECURITIES


     The Debt Securities have been issued under the Continental Indenture, the Senior Subordinated Securities have been issued under an indenture (the "Marine Indenture"), dated as of October 1, 1984, as amended and supplemented, between the Company and Marine Midland Bank, N.A., as trustee (the "Marine Trustee") and the New Debt Securities will be issued under the Amended Continental Indenture. References to the "Indenture" in the following summaries shall be deemed to refer to the Continental Indenture, the Marine Indenture and the Amended Continental Indenture and references to the "Trustee" shall be deemed to refer to the Marine Trustee and the Continental Trustee, as applicable. The Continental Indenture, the Marine Indenture and the Amended Continental Indenture, which are on file with the SEC and the trustee thereof, are substantially identical (except that the Amended Continental Indenture increases the $5,000,000 referred to in Section 701 to $10,000,000 with respect to the New Debt Securities) and are collectively referred to herein as the "Indentures". This Prospectus contains descriptions of all material provisions of the

Indentures. The summaries of such provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference.



     General. The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued thereunder from time to time in one or more series. The Securities are and will be unsecured obligations of the Company and rank equally with all indebtedness of the Company designated as Senior Subordinated Indebtedness. At March 31, 1994, approximately $2.2 billion of Senior Subordinated Indebtedness (on an unconsolidated basis) was outstanding.


     The Indenture provides the Company with the ability, in addition to the ability to issue Securities with terms different from those of Securities previously issued, to "reopen" a previous issue of Securities and issue additional Securities of such series. (Section 301 of the Indentures)

     Unless otherwise indicated in the terms and provisions of an issue of the outstanding Securities described below, the principal of and premium, if any, and interest, if any, on the Securities will be payable, and the Securities are exchangeable and transfers thereof are registrable, at the office of the Trustee at the address set forth in the Indenture, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register. (Sections 305, 307 and 308 of the Indentures)

     Unless otherwise indicated in the terms and provisions of the outstanding Securities described below, the Securities are issuable only in fully registered form without coupons in denominations of $1,000 and integral multiples thereof. (Section 302 of the Indentures) No service charge will be made for any transfer or exchange of such Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305 of the Indentures)

     Restrictions on Payment. The Company's obligation to pay the Securities at maturity shall be suspended if, after giving effect to such payment, the Company's net capital would be reduced below its Applicable Minimum Capital or its adjusted net capital. The Company's Applicable Minimum Capital and adjusted net capital are the minimum amounts of capital to be maintained by the Company as required by the rules and regulations of various domestic exchanges, boards of trade and governmental agencies to which it is subject in order to permit payment of subordinated debt capital. If such obligation is suspended for more than six months, the Company will be required to liquidate its business. If any principal payment is made on the Securities at a time when the Company's net capital is below its Applicable Minimum Capital, the holders of the Securities are required to repay to the Company, its successors or assigns, the sum so paid; provided, however, that any suit for such recovery must be commenced within two years of the date of such payment. (Sections 702(b) and 1203 of the Indentures)

     The Company may not make any optional redemptions of the Securities without the consent of various domestic exchanges and boards of trade or if the Company's net capital will be reduced below certain minimum requirements. If any principal payment is made on the Securities notwithstanding the foregoing, the holders of the Securities are required to repay to the Company, its successors or assigns, the sum so paid; provided, however, that any suit for such recovery must be commenced within two years of the date of such payment. (Section 1203 of the Indentures)


     Redemption. Unless otherwise indicated in the terms and provisions of the outstanding Securities described below, if the Securities of any series should cease to constitute "net capital" for purposes of the Net Capital Rule, then the Company at any time may redeem for cash such Securities in whole or in part at their principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) plus accrued interest, if any. (Section 1202 of the Indentures)


     Subordination. The payment of the principal of, premium, if any, and interest, if any, on the Securities is expressly subordinated to the extent and in the manner set forth in the Indenture, in right of payment to the prior payment of all Senior Indebtedness. "Senior Indebtedness" includes all Indebtedness (as defined in this paragraph) of the Company, to the extent unsecured, arising out of any matter or event occurring prior to the date on which any payment on or in respect of any Securities matures and becomes due and payable, which has not in whole or in part been subordinated in right of payment to any other Indebtedness of the Company. "Indebtedness" means all obligations which would be treated as liabilities in accordance with generally accepted accounting principles. By reason of such subordination, upon the maturity of any Senior Indebtedness, full payment in accordance with the terms thereof must be made or provided for before any payment of principal or interest, if any, or premium, if any, is made upon the Securities and, in the event of bankruptcy, assignment for benefit of creditors, liquidation, reorganization or other marshalling of assets and liabilities of the Company, payment of the principal and interest, if any, and/or premium, if any, on the Securities will be subordinated to the prior payment in full of all Senior Indebtedness, and nothing shall be paid to the holders of the Securities unless all amounts due to the holders of Senior Indebtedness have been paid or provided for. (Sections 401 and 402 of the Indentures)


     There is no limitation in the Indenture on the amount of Senior Indebtedness or other Indebtedness that may exist. At March 31, 1994, Senior Indebtedness (on an unconsolidated basis) was approximately $15 billion and total assets of the Company (on an unconsolidated basis) were approximately $20 billion.



     Junior Indebtedness. The Securities will be senior in right of payment to certain Indebtedness of the Company designated as subordinated debt in the respective instrument or plan document pursuant to which such Indebtedness was issued or incurred. (Section 411 of the Indentures) At March 31, 1994, approximately $202 million of such subordinated debt (on an unconsolidated basis) was outstanding.


     Financial Covenants. To the extent there are Securities issued and outstanding, then the Company may pay dividends on its common stock (with the exception of dividends paid in the Company's common stock) only to the extent that the aggregate of such dividends paid subsequent to June 30, 1978 does not exceed the sum of (i) $5,000,000, (ii) the aggregate Consolidated Net Income earned since that date, (iii) the net proceeds of the sale since that date of common stock of the Company and (iv) the net proceeds of indebtedness sold since that date which was thereafter converted into common stock of the Company. (Section 505 of the Indentures)

     Events of Default and Acceleration and Notice Thereof. The holders of a majority in aggregate principal amount of the outstanding Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Securities of such series. The Trustee or the holders of not less than 25% in aggregate principal amount of the Outstanding Securities of a series may, if an Event of Acceleration as defined in the Indenture occurs with respect to Securities of that series, declare, by notice in writing, the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series and the interest accrued thereof to be due and payable on the last business day of the sixth calendar month following such notice (but not earlier than the first anniversary of the date of issuance of such Securities in any event) and, if such Event of Acceleration is not cured by the Company prior to such last business day, the Outstanding Securities of that series will be due and payable on that date. In case an Event of Default with respect to Securities of any series shall occur, the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series will become immediately due and payable. Subject to provisions requiring the exercise of the degree of care a prudent man would show in the conduct of his own affairs, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Securities unless they shall have offered to the Trustee reasonable security or indemnity. Except as specifically provided in the Indenture, nothing therein relieves the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct. (Sections 702(a), 703, 714, 801 and 803(e) of the Indentures)

     The following events constitute Events of Acceleration as defined in the Indenture with respect to any series of Securities: failure for 30 days to pay interest upon any Security of that series when due; failure to pay principal or premium, if any, on any Security of that series when due; failure for 60 days after notice to perform a certain covenant in the Indenture; and, with respect to the Senior Subordinated Securities and the Debt Securities subject to certain conditions, acceleration of the maturity of Indebtedness of the Company constituting net capital aggregating more than $5,000,000 ($10,000,000 with respect to the New Debt Securities) upon default thereon. Events of Default include: bankruptcy, liquidation and similar proceedings and the failure for 15 consecutive days to maintain the minimum amount of net capital under the Net Capital Rule necessary to permit the Company to carry on its business as a broker-dealer. (Section 701 of the Indentures)

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of an event described in the preceding paragraph (without regard to any period of grace as therein specified or any requirement for the giving of notice) or the failure of the Company to duly observe or perform any provision of the Indenture with respect to Securities of any series, give to the holders of the Outstanding Securities of that series notice of all uncured defaults known to it with respect to Securities of that series (including both Events of Default and Events of Acceleration); provided that, except in the case of default in the payment of principal or interest, if any, on any of the Securities of that series or the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Outstanding Securities of that series. (Section 802 of the Indentures)

     The Company must deliver to the Trustee annually an officers' certificate stating whether or not the signers thereof have obtained knowledge of any existing default by the Company in the performance or fulfillment of the covenants, agreements and obligations contained in the Indenture with respect to any series of Securities and, if so, specifying each such default and the nature thereof. (Section 506 of the Indentures)

     Modification of the Securities Indenture. Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Security affected thereby: (a) change the stated maturity date of the principal of or any installment of principal of or interest, if any, on any Security; (b) reduce the principal amount of or the premium (if any) or interest, if any, on any Security; (c) adversely affect any right of Repayment at the option of the holder of any Security, or reduce the amount of or postpone that date fixed for, the payment of any sinking fund or analogous obligation;
(d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof (e) change the place or currency of payment of principal of, or premium (if any) or interest, if any, on any Security; (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or (g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 1102 of the Indentures)

     The holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the holders of all Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Indenture. (Section 507 of the Indentures) The holders of a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the holders of all Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of or the premium (if any) or interest, if any, on any Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each Outstanding Security of that series affected. (Section 715 of the Indentures)

     Satisfaction and Discharge. The Indenture may be fully satisfied and discharged not earlier than two years after payment of all Outstanding Securities shall have been made or duly provided for. (Section 601 of the Indentures)

     Certain Information Relating to the Trustee. The Company and its affiliates maintain bank accounts, borrow money and have other customary banking relationships with the Trustee.

     UNLESS OTHERWISE SPECIFIED, TERMS DEFINED UNDER A CAPTION SET FORTH BELOW WITH RESPECT TO A SPECIFIC ISSUE OF SECURITIES SHALL HAVE SUCH MEANINGS ONLY AS TO THE SECURITIES DESCRIBED THEREIN.

                  SENIOR SUBORDINATED SECURITIES ISSUED UNDER
                              THE MARINE INDENTURE

TERMS AND PROVISIONS OF 12 1/2% SENIOR SUBORDINATED NOTES DUE 1994

     The 12 1/2% Senior Subordinated Notes Due 1994 (the "12 1/2% Notes") bear interest at the annual rate of 12 1/2%, payable semiannually on April 15 and October 15 of each year and at maturity, to the person in whose name a 12 1/2%
Note is registered at the close of business on the last day of the month preceding such interest payment date. The 12 1/2% Notes mature on October 15, 1994. The 12 1/2% Notes are not subject to any sinking fund nor are they subject to redemption prior to maturity.

TERMS AND PROVISIONS OF 11 5/8% SENIOR SUBORDINATED DEBENTURES DUE 2005

     The 11 5/8% Senior Subordinated Debentures Due 2005 (the "11 5/8% Debentures") bear interest at the annual rate of 11 5/8%, payable semiannually on May 15 and November 15 of each year and at maturity, to the person in whose name a 11 5/8% Debenture is registered at the close of business on the last day of the month preceding such interest payment date. The 11 5/8% Debentures mature on May 15, 2005. The 11 5/8% Debentures are not subject to any sinking fund nor are they subject to redemption prior to maturity.

TERMS AND PROVISIONS OF 10 3/4% SENIOR SUBORDINATED NOTES DUE 1996

     The 10 3/4% Senior Subordinated Notes Due 1996 (the "10 3/4% Notes") bear interest at the annual rate of 10 3/4%, payable semiannually on March 1 and September 1 of each year and at maturity, to the person in whose name a 10 3/4%
Note is registered at the close of business on the 15th day of the month preceding such interest payment date. The 10 3/4% Notes mature on April 29, 1996. The 10 3/4% Notes are not subject to any sinking fund nor are they subject to redemption prior to maturity.

TERMS AND PROVISIONS OF 9 7/8% SENIOR SUBORDINATED NOTES DUE 2000

     The 9 7/8% Senior Subordinated Notes Due 2000 (the "9 7/8% Notes") bear interest at the annual rate of 9 7/8%, payable semiannually on April 15 and October 15 of each year and at maturity, to the person in whose name a 9 7/8%
Note is registered at the close of business on the last day of the month preceding such interest payment date. The 9 7/8% Notes mature on October 15, 2000. The 9 7/8% Notes are not subject to any sinking fund nor are they subject to redemption prior to maturity.

TERMS AND PROVISIONS OF 10% SENIOR SUBORDINATED NOTES DUE 1999

     The 10% Senior Subordinated Notes Due 1999 (the "10% Notes") bear interest at the annual rate of 10%, payable semiannually on May 15 and November 15 of each year and at maturity, to the person in whose name a 10% Note is registered at the close of business on the last day of the month preceding such interest payment date. The 10% Notes mature on May 15, 1999. The 10% Notes are not subject to any sinking fund nor are they subject to redemption prior to maturity.

             DEBT SECURITIES ISSUED UNDER THE CONTINENTAL INDENTURE

TERMS AND PROVISIONS OF 9 1/2% SENIOR SUBORDINATED NOTES DUE 1997

     The 9 1/2% Senior Subordinated Notes Due 1997 (the "9 1/2% Notes") bear interest at the annual rate of 9 1/2%, payable semiannually on June 15 and December 15 of each year and at maturity, to the person in whose name a 9 1/2%
Note is registered at the close of business on the last day of the month preceding such interest payment date. The 9 1/2% Notes mature on June 15, 1997. The 9 1/2% Notes are not subject to any sinking fund nor are they subject to redemption prior to maturity.

TERMS AND PROVISIONS OF 6% SENIOR SUBORDINATED NOTES DUE 1994

     The 6% Senior Subordinated Notes Due 1994 (the "6% Notes") bear interest at the annual rate of 6%, payable semiannually on June 15 and December 15 of each year and at maturity, to the person in whose name a 6% Note is registered at the close of business on the last day of the month preceding such interest payment date. The 6% Notes mature on December 30, 1994. The 6% Notes are not subject to any sinking fund nor are they subject to redemption prior to maturity.

TERMS AND PROVISIONS OF FLOATING RATE SENIOR SUBORDINATED NOTES DUE 1994

     The Floating Rate Senior Subordinated Notes Due 1994 (the "Floating Rate Notes") bear interest at the rate of 3-month LIBOR plus .625%, payable quarterly on the third Wednesday in January, April, July and October of each year (each such day an "Interest Payment Date"), and at maturity, to the person in whose name a Floating Rate Note is registered at the close of business on the fifteenth day prior to any Interest Payment Date. The interest rate of the Floating Rate Notes will be reset on the third Wednesday in January, April, July and October of each year; and, the Interest Determination Date with respect to each Interest Reset Date will be the second London business day prior to the relevant Interest Reset Date. The Floating Rate Notes mature on July 14, 1994. The Floating Rate Notes are not subject to any sinking fund nor are they subject to redemption prior to maturity.

TERMS AND PROVISIONS OF FLOATING RATE SENIOR SUBORDINATED NOTES DUE 1996

     The Floating Rate Senior Subordinated Notes Due 1996 (the "FRN's") bear interest at the rate of 3-month LIBOR plus .625%, payable quarterly on the third Wednesday in February, May, August and November of each year (each such day an "Interest Payment Date"), and at maturity, to the person in whose name an FRN is registered on the fifteenth day prior to any Interest Payment Date. The interest rate of the FRN's will be reset on the third Wednesday in February, May, August and November of each year; and, the Interest Determination Date with respect to each Interest Reset Date will be the second London business day prior to the relevant Interest Reset Date. The FRN's mature on May 17, 1996. The FRN's are not subject to any sinking fund nor are they subject to redemption prior to maturity.

TERMS AND PROVISIONS OF 5 3/4% SENIOR SUBORDINATED NOTES DUE 1998

     The 5 3/4% Senior Subordinated Notes Due 1998 (the "5 3/4% Notes") bear interest at the annual rate of 5 3/4% payable semiannually on May 15 and November 15 of each year (commencing May 15, 1994) and at maturity, to the person in whose name a 5 3/4% Note is registered at the close of business on the last day of the month preceding such interest payment date. The 5 3/4% Notes are not subject to any sinking fund nor are they subject to redemption prior to maturity.

TERMS AND PROVISIONS OF STEP-UP SENIOR SUBORDINATED NOTES DUE 2003

  General

     The Step-Up Senior Subordinated Notes Due 2003 (the "Step-Up Notes") bear interest at the annual rate of 5.04% from December 23, 1993 to, but not including, December 15, 1996, and at the annual rate of 7.36% from December 15, 1996 to, but not including, December 15, 2003 (the "Maturity Date"). Interest on the Step-Up Notes is payable semiannually on June 15 and December 15 of each year (commencing June 15, 1994) and on the Maturity Date to the person in whose name a Step-Up Note is registered at the close of business on the last day of the month preceding such Interest Payment Date. Other than as described in the next succeeding paragraph, the Step-Up Notes are not subject to redemption or repayment prior to maturity and will not be subject to any sinking fund. The Step-Up Notes will accrue original issue discount for federal income tax purposes. Calculation of original issue discount is based on a yield to maturity of 6.507%, as provided to the Internal Revenue Service. Holders of Step-Up Notes should consult their own tax advisors regarding the tax consequences of holding a Step-Up Note.

  Repayment at Option of Holder

     The Step-Up Notes may be repaid in whole or in part in increments of $1,000 on December 15, 1996 (the "Repayment Date"), at the option of the Holder thereof, at a repayment price equal to 100% of the principal amount together with interest thereon payable to the Repayment Date (the "Repayment Amount"). If the Repayment Date is not a Business Day, the Company will pay the Repayment Amount on the next succeeding Business Day. Notice of a Holder's election to have the Company repurchase a Step-Up Note must be received by the Company from and including October 15, 1996 to and including November 15, 1996 or, if such November 15 is not a Business Day, the next succeeding Business Day (the "Election Period"). Any such election shall be irrevocable. After the Election Period, Holders of the Step-Up Notes shall not have any option to elect repayment. The obligation of the Company to repay the Step-Up Notes on the Repayment Date is subject to the restrictions on payment described in the Indenture. (See "Description of Securities -- Restrictions on Payment.")

                             UNITED STATES TAXATION

     Certain Tax Consequences for United States Holders. The following summary describes certain United States federal income tax consequences of the ownership of Securities as of the date hereof. Except where noted, it deals only with Securities held as capital assets by United States Holders and does not deal with special situations, such as those of dealers in securities, financial institutions, life insurance companies or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. For a discussion of certain United States federal income tax consequences of the ownership of Securities to Non-United States Holders see "Certain Tax Consequences for Non-United States Holders" below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.


     UNITED STATES HOLDERS. As used herein, a "United States Holder" of a Security means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. The term "Non-United States Holder" means any Holder which is not a United States Holder.


     PAYMENTS OF INTEREST. Except as set forth below, interest on a Security will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.


     ORIGINAL ISSUE DISCOUNT. The following is a summary of the principal United States federal income tax consequences of the ownership of Securities issued with original issue discount ("Original Issue Discount Notes") by United States Holders. This summary is based upon regulations issued by the Treasury Department which became effective on April 4, 1994 (the "OID Regulations"). The OID Regulations provide, however, that taxpayers generally may rely on such regulations in determining the federal income tax consequences of owning debt instruments issued after December 21, 1992. The following discussion addresses only Securities providing for fixed payments and Securities that bear qualified stated interest, as defined below.



     A Security with an "issue price" that is less than its stated redemption price at maturity (the sum of all payments to be made on the Security other than "qualified stated interest," as defined below) will be issued with original issue discount ("OID") if such difference is at least 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Security will be an Original Issue Discount Note.

     Under the OID Regulations, the "issue price" of each Security in a particular offering will be the first price at which a substantial amount of that particular offering is sold. "Qualified stated interest" with respect to a Security is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate ("Fixed Rate Security"). Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Securities other than Fixed Rate Securities will also be treated as bearing qualified stated interest if they qualify as "variable rate debt instruments".



     A Security will be treated as a "variable rate debt instrument" for purposes of the OID regulations if the Security is issued for an amount that does not exceed the total of principal payments unconditionally payable by more than an amount equal to the lesser of (i) 0.015 multiplied by the product of the total principal unconditionally payable and the number of complete years to maturity from the issue date; or (ii) 15 percent of the total principal payments unconditionally payable. In addition, to be a variable rate debt instrument, the Security must bear stated interest at (i) one or more qualified floating rates,
(ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." In general, a qualified floating rate is a rate the variations in the value of which can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Security is denominated. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on one or more of: (i) qualified floating rates, (ii) rates that would be qualified floating rates for a debt obligation denominated in a different currency or (iii) the yield or change in the price of one or more items of actively traded personal property, other than the stock or debt of the issuer or a related party. A "qualified inverse floating rate" is a rate that is equal to a fixed rate minus a qualified floating rate and the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds, disregarding certain restrictions on such rate such as caps, floors or governors. Unless a Prospectus Supplement so indicates, Securities will be issued with qualified stated interest.



     In the case of a Security issued with de minimis OID (i.e., discount that is not OID because it is less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), the United States Holder generally must include such de minimis OID in income as stated principal payments on the Security are made, including the de minimis OID in proportion to the amount of principal paid. Any amount of de minimis OID that has not been included in income prior to sale, exchange or retirement of a Security shall be treated as capital gain.



     The OID Regulations provide that Securities that may be redeemed prior to their Stated Maturity shall be treated from the time of issuance as having a maturity date for federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity in the case of a redemption at the issuer's option or a higher yield to maturity in the case of a redemption at the holder's option. The Company will determine whether a particular Security is deemed to have a maturity date for federal income tax purposes prior to its Stated Maturity.



     United States Holders of Original Issue Discount Notes with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by the initial United States Holder of an Original Issue Discount Note is the sum of the "daily portions" of OID with respect to the Security for each day during the taxable year or portion of the taxable year in which such United States Holder held such Security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Original Issue Discount Note may be of any length and may vary in length over the term of the Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. In general, the computation of OID is simplest if accrual periods correspond to the intervals between payment dates provided by the terms of the Security. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Security's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the qualified stated interest allocable to the accrual period. In determining OID allocable to an accrual period, if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. If all accrual periods are of equal length, except for either an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method. The "adjusted issue price" of a Security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any prior payments, or any payments made on the first day of the accrual period, with respect to such Security that were not qualified stated interest. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to provide information returns stating the amount of OID accrued on Securities held of record by persons other than corporations and other exempt holders.



     In the case of certain variable rate debt instruments that are issued with OID and that bear interest at a single qualified floating rate or a qualified inverse floating rate, the accrual of OID is to be determined by assuming that the rate is fixed upon issuance at the initial value of the interest rate. In the case of certain variable rate debt instruments that are issued with OID and that bear an objective interest rate (other than a qualified inverse floating rate), the accrual of OID is calculated by assuming that the Security bears interest at a fixed rate that reflects the yield that is reasonably expected for the Security. The method for determining OID on Securities that do not bear interest at a qualified floating rate, at a qualified inverse floating rate or at an objective rate will be provided in the applicable Prospectus Supplement for such Security. United States Holders may elect to treat all interest on any Security as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a United States Holder makes this election for a Security with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions, described below, and the electing United States Holder will be required to amortize bond premium or include market discount in income currently for all of the holder's other debt instruments with market discount or amortizable bond premium. The election is to be made for the taxable year in which the United States Holder acquired the Security, and may not be revoked without the consent of the Internal Revenue Services ("IRS"). UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS ABOUT THIS ELECTION.



     In the case of Original Issue Discount Notes having a term of one year or less ("Short-Term Original Issue Discount Notes"), under the OID Regulations all payments (including all stated interest) will be included in the stated redemption price at maturity and, thus, United States Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-Term Original Issue Discount Note, unless the United States Holder elects to compute this discount using tax basis instead of issue price. In general, an individual and certain other cash method United States Holders of a Short-Term Original Issue Discount Note are not required to include accrued discount in their income currently unless they elect to do so. United States Holders who report income for federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on such Short-Term Original Issue Discount Notes (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder who is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Original Issue Discount Note will be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, such United States Holder who does not elect to include currently accrued discount may be required to defer deductions for a portion of the United States Holder's interest expense with respect to any indebtedness incurred or continued to purchase or carry such Securities.



     MARKET DISCOUNT. If a United States Holder purchases a Security (other than an Original Issue Discount Note) for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Note, its adjusted issue price, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Security as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Security at the time of such payment or disposition. In addition, a United States Holder may be required to defer, until the maturity of the Security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Security.


     Any market discount will be considered to accrue ratably during the period of acquisition to the maturity date of the Security, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a Security may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.


     ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM. A United States Holder who purchases a Security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Security after the purchase date other than payments of qualified stated interest will be considered to have purchased such Security at an "acquisition premium". Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such Security for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.


     A United States Holder who purchases a Security for an amount in excess of the sum of all amounts payable on the Security after the purchase date other than qualified stated interest will be considered to have purchased the Security at a "premium" and will not be required to include any OID in income. A United States Holder generally may elect to amortize the premium over the remaining term of the Security on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Security. Bond premium on a Security held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Security. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.


     SALE, EXCHANGE AND RETIREMENT OF SECURITIES. A United States Holder's tax basis in a Security will, in general, be the United States Holder's cost therefor, increased by OID or market discount, or any discount with respect to a Short-Term Original Issue Discount Note, previously included in income by the United States Holder and reduced by an amortized premium and any cash payments on the Security other than qualified stated interest. Upon the sale, exchange or retirement of a Security (which might arise in the event of a satisfaction and discharge), a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the adjusted tax basis of the Security. Except as described above with respect to certain Short-Term Original Issue Discount Notes, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Security has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

     BACKUP WITHHOLDING AND INFORMATION REPORTING. In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Securities and to proceeds of sale of a Security made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     Certain Tax Consequences for Non-United States Holders. Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any Paying Agent of principal or interest (which for purposes of this discussion includes OID) on a Security owned by a Non-United States Holder, provided, in the case of interest, (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership and (iii) the beneficial owner satisfies the statement requirement (described generally below) set forth in Section 871(h) and
     Section 881(c) of the Code and the regulations thereunder;

          (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of a Security; and

          (c) a Security beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal income tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such Security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.


     To qualify for the exemption from withholding tax in (a)(iii) above, the beneficial owner of a Security, or a financial institution holding the Security on behalf of such owner, must provide, in accordance with specified procedures, a Paying Agent of the Company with a statement to the effect that the beneficial owner is not a United States person. Pursuant to current temporary Treasury Regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an IRS Form W-8, or any successor form) or (2) a financial institution holding the Security on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a Paying Agent with a copy thereof.


     Payments to Non-United States Holders not meeting the requirements of paragraph (a) above and thus subject to withholding of United States federal income tax may nevertheless be exempt from such withholding if the beneficial owner of the Security provides a Paying Agent of the Company with a properly executed (1) IRS Form 1001 (or any successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or any successor form) stating that interest paid on the Security is not subject to withholding tax because it is effectively connected with the owner's conduct of a trade or business in the United States.


     No information reporting or backup withholding will be required with respect to payments made by the Company or any Paying Agent to Non-United States Holders if a statement described in (a)(iii) above has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.


     In addition, backup withholding and information reporting will not apply if payments of principal, interest, original issue discount or premium on a Security are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Security, or if a foreign office of a broker (as defined in applicable Treasury Regulations) pays the proceeds of the sale of a Security to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Temporary Treasury Regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of principal, interest or the proceeds of a sale that are not subject to backup withholding under the current regulations. Under proposed Treasury Regulations not currently in effect, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person.


     Payments of principal, interest, OID or premium on a Security paid to the beneficial owner of a Security by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Security, will be subject to both backup withholding and information reporting unless the beneficial owner provides a statement described in (a)(iii) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.


     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

                              CAPITAL REQUIREMENTS

     As registered broker-dealers the Company and certain of its subsidiaries (the "Regulated Subsidiaries") are subject to the SEC's net capital rule (Rule 15c3-1, the "Net Capital Rule"), promulgated under the Exchange Act. The NYSE monitors the application of the Net Capital Rule by the Company. The NYSE and the NASD, as the case may be, monitor the application of the Net Capital Rule by the Regulated Subsidiaries. The Company and the Regulated Subsidiaries compute net capital under the alternative method of the Net Capital Rule which requires the maintenance of minimum net capital, as defined. A broker-dealer may be required to reduce its business if its net capital is less than 4% of aggregate debit balances and may also be prohibited from expanding its business or paying cash dividends, if resulting net capital would be less than 5% of aggregate debit balances. In addition, the Net Capital Rule does not allow withdrawal of subordinated capital if net capital would be less than 5% of such debit balances.

     The Net Capital Rule also limits the ability of broker-dealers to transfer large amounts of capital to parent companies and other affiliates. Under the Net Capital Rule equity capital can not be withdrawn from a broker-dealer without the prior approval of the SEC when net capital after the withdrawal would be less than 25% of its securities positions haircuts (which are deductions from capital of certain specified percentages of the market value of securities to reflect the possibility of a market decline prior to disposition). In addition, the Net Capital Rule requires broker-dealers to notify the SEC and the appropriate self-regulatory organization two business days before a withdrawal of excess net capital if the withdrawal would exceed the greater of $500,000 or 30% of the broker-dealer's excess net capital, and two business days after a withdrawal that exceeds the greater of $500,000 or 20% of excess net capital. Finally, the Net Capital Rule authorizes the SEC to order a freeze on the transfer of capital if a broker-dealer plans a withdrawal of more than 30% of its excess net capital and the SEC believes that such a withdrawal would be detrimental to the financial integrity of the firm or would jeopardize the broker-dealer's ability to pay its customers.

     Compliance with the Net Capital Rule could limit those operations of the Company and its Regulated Subsidiaries that require the intensive use of capital, such as underwriting and trading activities and the financing of customer account balances.

     The Company is subject to other domestic and international regulatory requirements with which it is required to comply.

                   OUTSTANDING SUBORDINATED DEBT INSTRUMENTS

     The Company has issued various subordinated debt instruments in a form, and to persons, approved by the NYSE in accordance with the provisions of NYSE Rule
325. The Securities constitute such subordinated debt. The Company is permitted to treat such subordinated debt as capital for the purposes of the Net Capital Rule and NYSE Rule 325. The instruments evidencing such subordinated debt provide that they shall be subordinated and junior in right of payment to the prior payment in full, or provision for such payment, of all obligations to all other present and future creditors of the Company (except for other subordinated debt similarly subordinated).

                                 ERISA MATTERS


     The Company, Lehman Special Securities Inc. and Lehman Brothers International (Europe) each may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. ANY EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.


                                 OTHER MATTERS

     The distribution of the Securities will comply with the requirements of Schedule E of the By-Laws of the NASD regarding an NASD member firm distributing securities of an affiliate.


     Each of Lehman Special Securities Inc. and Lehman Brothers International (Europe) will represent and agree that (i) it has not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in
Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988.


                            INDEPENDENT ACCOUNTANTS


     The consolidated financial statements and schedules of the Company for the years ended December 31, 1993, December 31, 1992 and December 31, 1991, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

- ------------------------------------------------------
- ------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS.
                            ------------------------
                               TABLE OF CONTENTS


                                          PAGE
                                          ---
Available Information..................    2
Incorporation of Certain Documents by
  Reference............................    2
The Company............................    3
Ratio of Earnings to Fixed Charges.....    3
Description of the Securities..........    3
Senior Subordinated Securities issued
  under the Marine Indenture...........    7
Debt Securities issued under the
  Continental Indenture................    7
United States Taxation.................    9
Capital Requirements...................   14
Outstanding Subordinated Debt
  Instruments..........................   15
ERISA Matters..........................   15
Other Matters..........................   15
Independent Accountants................   15


- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                              LEHMAN BROTHERS INC.
                              Senior Subordinated
                                Debt Securities
                            ------------------------

                                   PROSPECTUS


                                  May   , 1994


                            ------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses to be incurred by Lehman Brothers Inc. (the " Registrant"), in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions).


        SEC registration fee..............................................  $344,830
        NASD fee..........................................................    30,500
        Legal fees and expenses...........................................    50,000*
        Accounting fees and expenses......................................    50,000*
        Fees and expenses of Trustee......................................    30,000*
        Blue Sky qualification fees and expenses..........................    25,000*
        Printing and engraving fees.......................................   150,000*
        Miscellaneous.....................................................    14,670*
                                                                            --------
                  Total...................................................  $695,000
                                                                            --------
                                                                            --------


- ---------------
* Estimated and subject to future contingencies.


ITEM 16.  EXHIBITS


     The Exhibit Index on page E-1 is hereby incorporated by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement No. 33-51837 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of May, 1994.


                                          LEHMAN BROTHERS INC.

                                          By  /s/   MICHAEL R. MILVERSTED
                                              ----------------------------
                                                   Michael R. Milversted
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 33-51837 has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                   TITLE                     DATE
                ---------                                   -----                     ----
                    *                           Chairman of the Board, Chief      May 17, 1994
- ------------------------------------------     Executive Officer, and Director
           Richard S. Fuld, Jr.                 (principal executive officer)

                    *                              Chief Financial Officer        May 17, 1994
- ------------------------------------------              and Director
               Robert Matza                     (principal financial officer)


                    *                           (principal accounting officer)    May 17, 1994
- ------------------------------------------
             Stephen J. Bier

                    *                                     Director                May 17, 1994
- ------------------------------------------
             Roger S. Berlind

                    *                                     Director                May 17, 1994
- ------------------------------------------
             Philip Caldwell

                    *                                     Director                May 17, 1994
- ------------------------------------------
               Harvey Golub

                    *                                     Director                May 17, 1994
- ------------------------------------------
              John R. Laird

                    *                                     Director                May 17, 1994
- ------------------------------------------
          Sherman R. Lewis, Jr.

                    *                                     Director                May 17, 1994
- ------------------------------------------
               David Marcus

*By:      /s/  KAREN M. MULLER
- ------------------------------------------
             Karen M. Muller
             Attorney-in-Fact
               May 17, 1994

                SIGNATURE                                   TITLE                     DATE
                ---------                                   -----                     ----
                                                          Director
- ------------------------------------------
          T. Christopher Pettit

                    *                                     Director                May 17, 1994
- ------------------------------------------
              Malcolm Wilson

*By       /s/  KAREN M. MULLER
- ------------------------------------------
             Karen M. Muller
             Attorney-in-Fact
               May 17, 1994

                                 EXHIBIT INDEX


                                                                             FILED HEREWITH(-)
                                                                            PREVIOUSLY FILED(*)
EXHIBIT                                                                     OR INCORPORATED BY
NUMBER                              DESCRIPTION                                REFERENCE TO
- -------                             -----------                             -------------------
  1(a)    -- Form of Underwriting Agreement (including Delayed                       *
             Delivery Contract)
  4(a)    -- Form of Indenture between the Registrant and Continental    Exhibit 4.3 to Registration
             Bank, National Association, as Trustee (the "Trustee"),     Statement No. 33-28381 filed
             with respect to the Registrant's Senior Subordinated Debt   on April 27, 1989
             Securities (the "Securities")


  4(b)    -- First Supplemental Indenture, dated as of June 21, 1989,               *
             between the Registrant and the Trustee with respect to
             the Registrant's 9 1/2% Senior Subordinated Notes Due
             1997
  4(c)    -- Second Supplemental Indenture, dated as of October 3,                  *
             1990, between the Registrant and the Trustee with respect
             to the Registrant's 9 7/8% Senior Subordinated Notes Due
             1993
  4(d)    -- Third Supplemental Indenture dated as of December 2,                   *
             1992, between the Registrant and the Trustee with respect
             to the Securities
  4(e)    -- Fourth Supplemental Indenture dated as of December 30,                 *
             1992, between the Registrant and the Trustee with respect
             to the Registrant's 6% Senior Subordinated Notes Due 1994
  4(f)    -- Fifth Supplemental Indenture dated as of January 14,                   *
             1993, between the Registrant and the Trustee with respect
             to the Registrant's Floating Rate Senior Subordinated
             Notes Due 1994
  4(g)    -- Sixth Supplemental Indenture dated as of May 17, 1993,                 *
             between the Registrant and the Trustee with respect to
             the Registrant's Floating Rate Senior Subordinated Notes
             Due 1996
  4(h)    -- Seventh Supplemental Indenture dated as of November 17,                *
             1993, between the Registrant and the Trustee with respect
             to the Registrant's 5 3/4% Senior Subordinated Notes Due
             1998
  4(i)    -- Eighth Supplemental Indenture dated as of December 23,                 *
             1993, between the Registrant and the Trustee with respect
             to the Registrant's Step-Up Senior Subordinated Notes Due
             2003
  4(j)    -- Form of Ninth Supplemental Indenture between the                       *
             Registrant and the Trustee with respect to the Securities
  4(k)    -- Forms of Debt Securities                                     Pages 13 to 21 of Exhibit 4.3
                                                                          to Registration Statement No.
                                                                          33-28381 filed on April 27,
                                                                          1989
  4(l)    -- Form of Floating Rate Note                                             *
  5       -- Opinion and consent of David Marcus, Esq.                              *

                                                                               FILED HEREWITH(-)
                                                                              PREVIOUSLY FILED(*)
EXHIBIT                                                                        OR INCORPORATED BY
NUMBER                              DESCRIPTION                                   REFERENCE TO
- -------                             -----------                               -------------------
 12       -- Computation of ratio of earnings to fixed charges           Exhibit 12 to the Registrant's
                                                                         Annual Report on Form 10-K for
                                                                         the fiscal year ended December
                                                                         31, 1993 and to the
                                                                         Registrant's Quarterly Report
                                                                         on Form 10-Q for the three
                                                                         months ended March 31, 1994
 23(a)    -- Consent of David Marcus, Esq. (included in Exhibit 5)                  *
 23(b)    -- Consent of Ernst & Young, Independent Auditors                         --
 24       -- Power of Attorney                                                      *
 25       -- Form T-1 Statement of Eligibility and Qualification under              *
             Trust Indenture Act of 1939 of Continental Bank, National
             Association


                                       E-2